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                                                                  EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Invitrogen Corporation of our report dated January 24, 2000 relating to the financial statements and financial statement schedules of Life Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

McLean, Virginia
August 11, 2000